Exhibit 99.1

Gannett Announces Additional Debt Reduction

MCLEAN, VA — September 18, 2023 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) announced today it has repurchased approximately $15.0 million of 6.00% first lien notes due November 1, 2026 (the “2026 Senior Notes”) for approximately $13.1 million, representing a discount to par value. In connection with the repurchase of the 2026 Senior Notes, the Company received a waiver from certain lenders under its five-year senior secured term loan facility that reduced the scheduled amortization payment for the fiscal quarter ending September 30, 2023 payable to those lenders by the amount spent by the Company to repurchase the 2026 Senior Notes.

“We continue to have a great relationship with Apollo and work with them on ways to increase value for our shareholders. Based on the agreement, Apollo waived $13.1 million of our scheduled amortization payment for the fiscal quarter ending September 30, 2023 to repurchase $15.0 million of our 2026 Senior Notes, representing a discount to par value of 87.5%,” said Michael Reed, Chairman and Chief Executive Officer. "Year to date, we have repaid approximately $115 million of debt, and we believe we remain on track to repay more than $130 million of debt and reduce our first lien net leverage below 2.0x by the end of 2023. We will continue to prioritize debt repayment, and we believe the strategic actions we are implementing to optimize our capital structure will enable us to accelerate the creation of additional value for our shareholders. We appreciate the support and flexibility of Apollo, and we look forward to providing additional updates.”

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes the USA TODAY NETWORK, which includes USA TODAY, and local media organizations in 43 states in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. We also own digital marketing services companies under the brand LocaliQ, which provide a cloud-based platform of products to enable small and medium-sized businesses to accomplish their marketing goals. In addition, our portfolio includes what we believe is the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our business outlook, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our capital structure, our strategy, and our ability to achieve our operating priorities. The Company makes no guarantees or assurances that sales of any of the real estate or other asset sales in negotiation will close. Words such as "expect(s)", “continue(s),” "believe(s)", "look forward", "will", “remain(s),” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

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